UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2014 (November 20, 2014)

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-190698	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)

405 Park Avenue

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jonathan P. Mehlman as Chief Executive Officer and President to Replace William M. Kahane

On November 20, 2014, the board of directors of the Company appointed Jonathan P. Mehlman, currently the executive vice president and chief investment officer of the Company, to serve as the Company’s chief executive officer and president.   Mr. Mehlman will also serve as chief executive officer and president of the Company’s advisor and the Company’s property manager. Simultaneously with his appointment as chief executive officer and president of the Company, Mr. Mehlman resigned from his roles as executive vice president and chief investment officer of the Company, the Company’s advisor and the Company’s property manager. Mr. Mehlman did not resign pursuant to any disagreement with the Company. There are no related party transactions involving Mr. Mehlman that are reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Mehlman’s appointment as Chief Executive Officer and President, William M. Kahane resigned from his roles as chief executive officer and president of the Company, effective as of that same date. Mr. Kahane did not resign pursuant to any disagreement with the Company. Mr. Kahane also resigned from his roles as chief executive officer and president of the Company’s advisor and the Company’s property manager.

Jonathan P. Mehlman, 48, previously served as executive vice president and chief investment officer of the Company, the Company’s advisor and the Company’s property manager since their formation in July 2013. Mr. Mehlman has 22 years of experience in the real estate investment banking and capital markets with significant focus in the hospitality sector. Within the real estate industry, Mr. Mehlman has acted as a Mergers and Acquisitions advisor, investment banker and lender and has many years of experience coordinating transaction activity for public and private global hotel brands and U.S. hotel REITs. From August 2012 until January 2013, Mr. Mehlman was co-head of the real estate advisory group at KPMG before joining American Realty Capital in January 2013 as an executive vice president and managing director. From September 2009 through August 2011, Mr. Mehlman was co-head of the lodging and gaming investment banking business for Citadel Securities, an affiliate of The Citadel Group, a Chicago based $13 billion hedge fund. From August 2008 to September 2009, Mr. Mehlman served as head of the real estate advisory group at HSBC. From 2005 to 2008, Mr. Mehlman led the hospitality investment banking effort for Citigroup Global Markets. From 1993 to 2005, he worked at Deutsche Bank Securities and its predecessor company, Bankers Trust Company, in the real estate investment banking group, specializing in the business development and client coverage within the hospitality sector and for real estate private equity sponsors. Mr. Mehlman received his B.A. in history of art from the University of Michigan as well as an MBA with a focus in real estate and finance from the University of North Carolina.

Item 8.01. Other Events

Certain Financial Information

The Company is filing today the updated historical and pro forma financial information described below, as Exhibits 99.1 and 99.2 hereto. The historical financial information is being provided in accordance with Rule 3-05 of Regulation S-X and the pro forma financial information is being provided in accordance with Article 11 of Regulation S-X, in each case to update the information previously filed as Exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K dated September 18, 2014 and filed with the Securities and Exchange Commission on September 19, 2014. The Company previously filed such historical and pro forma financial information in its prospectus supplement dated November 21, 2014 and filed with the Securities and Exchange Commission on November 24, 2014.

Unaudited condensed combined consolidated financial statements of W2007 Grace I, LLC and WNT Holdings, LLC as of September 30, 2014 and December 31, 2013 and for the three and nine months ended September 30, 2014 and September 30, 2013.

Unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 and unaudited pro forma condensed consolidated statements of operations for the nine-month period ended September 30, 2014 and year ended December 31, 2013.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements:

The unaudited condensed combined consolidated financial statements of W2007 Grace I, LLC and WNT Holdings, LLC as of September 30, 2014 and December 31, 2013 and for the three and nine months ended September 30, 2014 and September 30, 2013 and the notes related thereto are attached as Exhibit 99.1.

(b) Pro Forma Financial Information:

Pro forma financial information pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.2 hereto.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Unaudited condensed combined consolidated financial statements of W2007 Grace I, LLC and WNT Holdings, LLC as of September 30, 2014 and December 31, 2013 and for the three and nine months ended September 30, 2014 and September 30, 2013
Exhibit 99.2	Unaudited pro forma condensed consolidated financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: November 24, 2014	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer